EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Annual Report of Caspian Services, Inc., on Form 10-KSB/A-1 for the transition period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, John Baile, Chief Financial Officer of Caspian Services, Inc. certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The amended Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2) The information contained in the amended Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: January 29, 2007	/s/ John Baile
John Baile, Principal Financial Officer